Exhibit 10.8

THIS AGREEMENT FOR SALE AND PURCHASE is made the 20th day of October 2022

BETWEEN:-

(1)	J-LONG LIMITED ( ) (Company No. 163175) whose registered office is situate at Workshop Unit F on 8th Floor, Houston Industrial Building, Nos. 32-40 Wang Lung street, Tsuen Wan, New Territories, Hong Kong (“the Vendor”) and

(2)	EVERLINK ENTERPRISES LIMITED ) (Company No. 3084703) whose registered office is situate at Workshop Unit F on 8th Floor, Houston Industrial Building, Nos. 32-40 Wang Lung street, Tsuen Wan, New Territories, Hong Kong (“the Purchaser”).

WHEREBY the parties agree on the sale and purchase of the property hereinafter described and on the terms and conditions hereinafter set out :-

1.	Property	:	73/34,800th parts or shares of and in The Remaining Portion of Tsuen Wan Town Lot No. 93 (Workshop Unit Q on 8th Floor of Houston Industrial Building, Nos. 32-40 Wang Lung Street, Tsuen Wan, New Territories)

2.	Purchase Price	:

HONG KONG DOLLARS TWO MILLION AND SEVEN HUNDRED THOUSAND ONLY (HK$2,700,000.00)

Deposit: HK$270,000.00 was paid to the Vendor prior to signing of this Agreement (receipt whereof if acknowledged)

Balance of purchase price of HK$2,430,000.00 shall be paid on or before completion.

3.	Vacant possession of the Property shall be delivered by the Vendor to the Purchaser upon completion.

4.	Completion	:	on or before 20th October 2022

5.	The conditions set out in Part A of the Second Schedule to the Conveyancing and Property Ordinance Cap.219 shall apply to the transaction herein.

6.	Costs and disbursements in this transaction shall be borne by the Purchaser.

7.	All stamp duty (including additional stamp duty and/or penalty) and registration fee payable in this transaction shall be borne by the Purchaser absolutely.

8.	The Property is sold on an “as-is” basis.

9.	The Property will be assigned by the Vendor to the Purchaser as free from incumbrances.

10.	Information required for Section 29B(1) of the Stamp Duty Ordinance Cap. 117:-

(A)	The Vendor’s name and address : see above.
The Purchaser’s name and address : see above.

(B)	Description and location of the Property : see above.

(C)	The date of this Agreement for Sale and Purchase : see above.

(D)	The date of any preceding unwritten sale agreement or agreement for sale made between the same parties on the same terms : Nil.

(E)	The date of the Conveyance on Sale : 20th October 2022.

(F)	It is hereby certified that the transaction effected by this Agreement for Sale and Purchase does not form part of a larger transaction or series of transactions in respect of which the amount or value, or aggregate amount or value, of the consideration exceeds HK$3,000,000.00.

(G)	Amount or value of any other consideration which each party hereto knows has been paid or given or has been agreed to be paid or given to any person for or in connection with this Agreement for Sale and Purchase or any conveyance on sale (excluding legal expenses) : Nil

11.	The Property is a non-residential property within the meaning of Section 29A(l) of the Stamp Duty Ordinance Cap. 117.

SIGNED by:-

/s/ J-LONG LIMITED	/s/ EVERLINK ENTERPRISES LIMITED
The Vendor	The Purchaser